Exhibit 99.1
ChargePoint reports first quarter fiscal year 2024 financial results

First quarter fiscal 2024 revenue of $130 million representing 59% year-over-year growth

•Gross margin increases to 23% GAAP and 25% Non-GAAP
•Plans to reduce Non-GAAP Adjusted EBITDA Loss approximately two-thirds by the fourth quarter of fiscal 2024 as compared to the first quarter
•ChargePoint guides to second quarter fiscal year 2024 revenue of $148 - $158 million
Campbell, Calif. – June 1, 2023 – ChargePoint Holdings, Inc. (NYSE:CHPT) (“ChargePoint”), a leading electric vehicle (EV) charging network, today reported results for its first fiscal quarter ended April 30, 2023.
“ChargePoint delivered strong results in the first quarter, growing at nearly 60% year-over-year. We focused on delivering our broad portfolio of charging solutions across North America and Europe, while continuing to improve gross margins, and managing operating expenses,” said Pasquale Romano, President and CEO of ChargePoint. “The positive first quarter results are a testament to the strength and diversity of our business. As the only charging network to operate across all verticals in North America and Europe, we believe we remain well positioned to take advantage of the inevitable long-term growth opportunity ahead.”
First Quarter Fiscal 2024 Financial Overview
•Revenue. First quarter revenue was $130.0 million, up 59% from $81.6 million in the prior year’s same quarter. Networked charging systems revenue for the first quarter was $98.3 million, up 65% from $59.6 million in the prior year’s same quarter. Subscription revenue was $26.4 million, up 49% from $17.6 million in the prior year’s same quarter.
•Gross Margin. First quarter GAAP gross margin was 23%, up from 15% in the prior year's same quarter. First quarter non-GAAP gross margin, which primarily excludes stock-based compensation expense and amortization from acquired intangible assets, was 25%, up from 17% in the prior year's same quarter.
•Net Income/Loss. First quarter GAAP net loss was $79.4 million, down from $89.3 million in the prior year's same quarter. Non-GAAP pre-tax net loss in the first quarter, which primarily excludes $24.0 million in stock-based compensation expense, $3.0 million amortization expense from acquired intangible assets and other items, was $52.8 million as compared to $71.7 million in the prior year's same quarter. Non-GAAP Adjusted EBITDA Loss, which primarily excludes stock-based compensation expense, depreciation expense and amortization expense of acquired intangible assets, was $48.9 million in the first quarter, as compared to $67.1 million in the prior year's same quarter.
•Liquidity. As of April 30, 2023, cash on the balance sheet was $313.7 million, which includes $17.7 million of at-the-market share offering gross proceeds during the first quarter.
•Shares Outstanding. As of April 30, 2023, there were approximately 353 million shares of common stock outstanding.
Second Quarter of Fiscal 2024 Guidance
For the second fiscal quarter ending July 31, 2023, ChargePoint expects revenue of $148 million to $158  million. At the midpoint, this represents an anticipated increase of 41% over the prior year’s same quarter.
ChargePoint is not able to present a reconciliation of its forward-looking Non-GAAP Adjusted EBITDA Loss projection to the corresponding GAAP measure because certain potential future adjustments, which may be significant and may include, among other items, stock-based compensation expense, are uncertain or out of its control, or cannot be reasonably predicted without unreasonable effort. The actual amounts of such reconciling items will have a significant impact on ChargePoint's GAAP Net Loss.

Conference Call Information
ChargePoint will host a webcast today at 1:30 p.m. Pacific / 4:30 p.m. Eastern to review its first quarter fiscal 2024 financial results and its outlook for the second quarter of fiscal 2024.
Investors may access the webcast, supplemental financial information and investor presentation at ChargePoint’s investor relations website (investors.chargepoint.com) under the “Events and Presentations” section. A replay will be available three hours after the conclusion of the webcast and archived for one year.
About ChargePoint
ChargePoint is creating a new fueling network to move people and goods on electricity. Since 2007, ChargePoint has been committed to making it easy for businesses and drivers to go electric with one of the largest EV charging networks and a comprehensive portfolio of charging solutions. The ChargePoint cloud subscription platform and software-defined charging hardware are designed to include options for every charging scenario from home and multifamily to workplace, parking, hospitality, retail and transport fleets of all types. Today, one ChargePoint account provides access to hundreds-of-thousands of places to charge in North America and Europe. To date, more than 172 million charging sessions have been delivered, with drivers plugging into the ChargePoint network on average every second. For more information, visit the ChargePoint pressroom, the ChargePoint Investor Relations site, or contact the ChargePoint North American or European press offices or Investor Relations.
Forward-Looking Statements
This press release contains forward-looking statements that involve risks, uncertainties, and assumptions including statements regarding our financial outlook for the second fiscal quarter of the fiscal year ending January 31, 2024 and our plans to reduce fourth fiscal quarter Non-GAAP Adjusted EBITDA Loss. There are a significant number of factors that could cause actual results to differ materially from the statements made in this press release, including: macroeconomic trends including changes in or sustained inflation, prolonged and sustained increases in interest rates, or other events beyond our control on the overall economy which may reduce demand for our products and services, geopolitical events and conflicts, adverse impacts to our business and those of our customers and suppliers, including due to supply chain disruptions, component shortages, and associated logistics expense increases; our limited operating history as a public company; our ability as an organization to successfully acquire and integrate other companies, products or technologies in a successful manner; our dependence on widespread acceptance and adoption of EVs and increased demand for installation of charging stations; our current dependence on sales of charging stations for most of our revenues; overall demand for EV charging and the potential for reduced demand for EVs if governmental rebates, tax credits and other financial incentives are reduced, modified or eliminated or governmental mandates to increase the use of EVs or decrease the use of vehicles powered by fossil fuels, either directly or indirectly through mandated limits on carbon emissions, are reduced, modified or eliminated; our reliance on contract manufacturers, including those located outside the United States, may result in supply chain interruptions, delays and expense increases which may adversely affect our sales, revenue and gross margins; our ability to expand our operations and market share in Europe; the need to attract additional fleet operators as customers; potential adverse effects on our revenue and gross margins due to delays and costs associated with new product introductions, inventory obsolescence, component shortages and related expense increases; adverse impact to our revenues and gross margins if customers increasingly claim clean energy credits and, as a result, they are no longer available to be claimed by us; the effects of competition; risks related to our dependence on our intellectual property; and the risk that our technology could have undetected defects or errors. Additional risks and uncertainties that could affect our financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on April 3, 2023, which is available on our website at investors.chargepoint.com and on the SEC’s website at www.sec.gov. Additional information will also be set forth in other filings that we make with the SEC from time to time. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by applicable law.
Use of Non-GAAP Financial Measures
ChargePoint has provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). ChargePoint uses these non-GAAP financial measures internally in analyzing its financial results. ChargePoint believes that the use of these non-GAAP financial measures is useful to investors to evaluate ongoing operating results and trends and believes they provide meaningful supplemental information to investors regarding ChargePoint’s underlying operating performance because they exclude items that are unrelated to, and may not be indicative of, its core operating results.
The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with ChargePoint’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of ChargePoint’s historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review these reconciliations.
Non-GAAP Gross Profit (Gross Margin). ChargePoint defines non-GAAP gross profit as gross profit excluding stock-based compensation expense and amortization expense of acquired intangible assets. Non-GAAP gross margin is non-GAAP gross profit as a percentage of revenue.
Non-GAAP Cost of Revenue and Operating Expenses (includes Non-GAAP research and development, Non-GAAP sales and marketing and Non-GAAP general and administrative). ChargePoint defines Non-GAAP cost of revenue and operating expenses as cost of revenue and operating expenses excluding stock-based compensation expense, amortization expense of acquired intangible assets, professional services fees associated with acquisitions, non-recurring restructuring costs and non-cash charges related to the fair value of assumed common stock warrant liabilities.
Non-GAAP Net Loss. ChargePoint defines non-GAAP net loss as net loss excluding stock-based compensation expense, amortization expense of acquired intangible assets, professional services fees associated with acquisitions, non-recurring restructuring costs, and non-cash charges related to change in fair value of assumed common stock warrant liabilities. These amounts do not reflect the impact of any related tax effects. Non-GAAP pre-tax net loss is non-GAAP net loss adjusted for provision for income taxes.
Non-GAAP Adjusted EBITDA Loss. ChargePoint defines non-GAAP adjusted EBITDA loss as net loss excluding stock-based compensation expense, amortization expense of acquired intangible assets, professional services fees associated with acquisitions, non-recurring restructuring costs, and non-cash charges related to the change in fair value of assumed common stock warrant liabilities, and further adjusted for provision of income taxes, depreciation, interest income and expense, and other income and expense (net).
Investors are cautioned that there are a number of limitations associated with the use of non-GAAP financial measures to analyze financial results and trends. In particular, many of the adjustments to ChargePoint’s GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in its financial results for the foreseeable future, such as stock-based compensation, which is an important part of ChargePoint’s employees’ compensation and impacts hiring, retention and performance. Furthermore, these non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP, and the components that ChargePoint excludes in its calculation of non-GAAP financial measures may differ from the components that other companies exclude when they report their non-GAAP results. In the future, ChargePoint may also exclude other expenses it determines do not reflect the performance of ChargePoint’s operating results.

CHPT-IR
Contacts
Investor Relations
Patrick Hamer
VP, Capital Markets and Investor Relations
Patrick.Hamer@chargepoint.com
investors@chargepoint.com
Press
JP Canton
PST, California
Vice President, Communications
JP.Canton@chargepoint.com

AJ Gosselin
EST, Boston
Director, Corporate Communications
AJ.Gosselin@chargepoint.com
media@chargepoint.com

ChargePoint Holdings, Inc.
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts; unaudited)

	Three Months Ended April 30,
	2023	2022
Revenue
Networked charging systems	$98,320	$59,551
Subscriptions	26,365	17,646
Other	5,345	4,436
Total revenue	130,030	81,633
Cost of revenue
Networked charging systems	80,922	56,266
Subscriptions	14,804	10,628
Other	3,769	2,632
Total cost of revenue	99,495	69,526
Gross profit	30,535	12,107
Operating expenses
Research and development	49,396	48,302
Sales and marketing	37,041	32,588
General and administrative	24,020	21,047
Total operating expenses	110,457	101,937
Loss from operations	(79,922)	(89,830)
Interest income	2,460	106
Interest expense	(2,926)	(933)
Change in fair value of assumed common stock warrant liabilities	—	(24)
Other income (expense), net	573	(447)
Net loss before income taxes	(79,815)	(91,128)
Benefit from income taxes	(427)	(1,862)
Net loss	$(79,388)	$(89,266)
Net loss attributable to common stockholders, basic and diluted	$(79,388)	$(89,266)
Net loss per share, basic and diluted	$(0.23)	$(0.27)
Weighted average shares outstanding, basic and diluted	350,043,454	334,623,695

ChargePoint Holdings, Inc.
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	April 30, 2023	January 31, 2023
Assets
Current assets:
Cash and cash equivalents	$283,347	$264,162
Restricted cash	30,400	30,400
Short-term investments	—	104,966
Accounts receivable, net	165,109	164,892
Inventories	115,229	68,730
Prepaid expenses and other current assets	88,078	71,020
Total current assets	682,163	704,170
Property and equipment, net	41,663	40,046
Intangible assets, net	90,957	92,673
Operating lease right-of-use assets	21,254	22,242
Goodwill	216,517	213,716
Other assets	7,268	7,110
Total assets	$1,059,822	$1,079,957
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$61,976	$62,076
Accrued and other current liabilities	135,441	133,483
Deferred revenue	90,941	88,777
Total current liabilities	288,358	284,336
Deferred revenue, noncurrent	114,224	109,833
Debt, noncurrent	295,238	294,936
Operating lease liabilities	20,674	21,841
Deferred tax liabilities	12,572	12,987
Other long-term liabilities	1,277	1,032
Total liabilities	732,343	724,965
Stockholders' equity:
Common stock	35	35
Additional paid-in capital	1,575,388	1,528,104
Accumulated other comprehensive loss	(11,793)	(16,384)
Accumulated deficit	(1,236,151)	(1,156,763)
Total stockholders' equity	327,479	354,992
Total liabilities and stockholders' equity	$1,059,822	$1,079,957

ChargePoint Holdings, Inc.
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Three Months Ended April 30,
	2023	2022
Cash flows from operating activities
Net loss	$(79,388)	$(89,266)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	7,053	6,220
Non-cash operating lease cost	1,090	1,224
Stock-based compensation	23,964	15,527
Amortization of deferred contract acquisition costs	675	538
Other	7,428	324
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	(1,991)	(5,941)
Inventories	(53,136)	(9,832)
Prepaid expenses and other assets	(17,880)	(10,299)
Accounts payable, operating lease liabilities, and accrued and other liabilities	4,934	10,001
Deferred revenue	6,554	10,683
Net cash used in operating activities	(100,697)	(70,821)
Cash flows from investing activities
Purchases of property and equipment	(5,838)	(3,190)
Maturities of investments	105,000	—
Cash paid for acquisitions, net of cash acquired	(7,087)	(2,756)
Net cash provided by (used in) investing activities	92,075	(5,946)
Cash flows from financing activities
Proceeds from issuance of debt, net of discount and issuance costs	—	296,037
Proceeds from the issuance of common stock under employee equity plans, net of tax withholding	5,790	4,690
Proceeds from issuance of common stock in connection with ATM offerings	17,516	—
Change in driver funds and amounts due to customers	3,990	2,391
Net cash provided by financing activities	27,296	303,118
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	511	(1,003)
Net increase in cash, cash equivalents, and restricted cash	19,185	225,348
Cash, cash equivalents, and restricted cash at beginning of period	294,562	315,635
Cash, cash equivalents, and restricted cash at end of period	$313,747	$540,983

ChargePoint Holdings, Inc.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, unaudited)

	Three Months Ended April 30, 2023		Three Months Ended April 30, 2022
Cost of Revenue:
GAAP cost of revenue	$99,495		$69,526
Stock-based compensation expense	(996)		(785)
Amortization of intangible assets	(766)		(620)
Non-GAAP cost of revenue	$97,733		$68,121
Non-GAAP gross profit (gross margin as a percentage of revenue)	$32,297	25%	$13,512	17%

Operating Expenses:
GAAP research and development	$49,396		$48,302
Stock-based compensation expense	(9,506)		(5,978)
Other adjustments (1)	1		—
Non-GAAP research and development (as a percentage of revenue)	$39,891	31%	$42,324	52%

GAAP sales and marketing	$37,041		$32,588
Stock-based compensation expense	(4,169)		(2,546)
Amortization of intangible assets	(2,272)		(2,241)
Other adjustments (1)	1		—
Non-GAAP sales and marketing (as a percentage of revenue)	$30,601	24%	$27,801	34%

GAAP general and administrative	$24,020		$21,047
Stock-based compensation expense	(9,294)		(6,218)
Acquisition-related costs (2)	—		(1,011)
Non-GAAP general and administrative (as a percentage of revenue)	$14,726	11%	$13,818	17%

Non-GAAP Operating Expenses (as a percentage of revenue)	$85,218	66%	$83,943	103%

Net Loss:
GAAP net loss	$(79,388)		$(89,266)
Stock-based compensation expense	23,965		15,527
Amortization of intangible assets	3,038		2,861
Acquisition-related costs (2)	—		1,011
Other adjustments (1)	(2)		24
Non-GAAP net loss (as a percentage of revenue)	$(52,387)	(40)%	$(69,843)	(86)%
Benefit from income taxes	(427)		(1,862)
Non-GAAP pre-tax net loss (as a percentage of revenue)	$(52,814)	(41)%	$(71,705)	(88)%
Depreciation	4,016		3,359
Interest income	(2,460)		(106)
Interest expense	2,926		933
Other income (expense), net	(573)		447
Non-GAAP Adjusted EBITDA Loss (as a percentage of revenue)	$(48,905)	(38)%	$(67,072)	(82)%

(1)Consists of restructuring costs for severances and related termination costs, as well as change in fair value of assumed common stock warrant liabilities.
(2)Consists of professional services fees related to acquisitions.